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                   [NEW ENGLAND FINANCIAL LOGO APPEARS HERE]

                             NEW ENGLAND FINANCIAL
                              A MetLife Affiliate

September 10, 1999

To Owners of NELICO Variable Life Insurance Policies:

A Special Meeting of Shareholders of New England Zenith Fund (the "Trust") will be held on October 15, 1999. At the Shareholders Meeting, New England Life Insurance Company ("NELICO") will vote all shares of the Trust held in the New England Variable Life Separate Account which are attributable to NELICO Variable Life Insurance Policies in accordance with instructions received from Policy Owners. You are now being asked how shares of the Trust deemed attributable to your Policy should be voted at the Shareholders Meeting. Under some plans, however, plan participants may have the right to instruct Policy Owners as to how all or a portion of the votes attributable to a Policy are to be cast, and Policy Owners are required to cast such votes as instructed.

IN ORDER FOR THE VOTES UNDER YOUR POLICIES TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR PLAN PARTICIPANTS, YOU MUST RETURN A COMPLETED, EXECUTED INSTRUCTION FORM. If you fail to return an executed Instruction Form, shares of the Trust deemed attributable to your Policies will be voted by NELICO in proportion to the voting instructions received from all other NELICO Variable Life Insurance Policy Owners.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Shareholders Meeting, as well as voting instruction forms with the names of the plan participants who may be entitled to instruct the Policy Owner.

Please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Instruction Form to each person entitled to give voting instructions. One Instruction Form is enclosed for each Policy under which votes are subject to instruction.

The Instruction Form is to be used by each plan participant to convey instructions to you as Policy Owner. INSTRUCTION FORMS COMPLETED BY YOUR PLAN PARTICIPANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM A PLAN PARTICIPANT, YOU SHOULD TRANSFER THESE INSTRUCTIONS TO THE PLAN PARTICIPANT LISTING PROVIDED. RETURN ONLY THE SINGLE INSTRUCTION FORM IN YOUR NAME, SIGNED BY YOU, ALONG WITH THE APPROPRIATELY CHECKED PLAN PARTICIPANT LIST.

If no plan participants transmit voting instructions, or if the plan participants do not have the right to instruct, cast all votes at your sole discretion by completing and signing the Instruction Form.

In order to cast votes under the Policies, you must return an INSTRUCTION FORM signed by you, the Policy Owner.

If you have any questions concerning these procedures, please call collect, Charlie Antonioy, Consultant, New England Life Insurance Company at
(617) 578-3808.

                               [NEF "wave" logo]
                              501 BOYLSTON STREET
                               [NEF "wave" logo]
                             BOSTON, MASSACHUSETTS
                               [NEF "wave" logo]
                                 T 617-578-2000

                 New England Life Insurance Company, Boston, MA

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LT